UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 30, 2008
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BROADPOINT SECURITIES GROUP, INC.
(Exact name of registrant as specified in its charter)
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New York
(State or other jurisdiction of incorporation)

0-14140
(Commission File Number)

22-2655804
(IRS Employer Identification No.)

One Penn Plaza
New York, New York
(Address of Principal Executive Offices)

10119
(Zip Code)

(212) 273-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                 Entry into a Material Definitive Agreement.

Broadpoint Securities Group, Inc. (the “Company”) and Broadpoint Capital, Inc. (“Broadpoint Capital”), a wholly-owned broker-dealer subsidiary of the Company, entered into an Asset Purchase Agreement dated as of January 30, 2008 (the “Asset Purchase Agreement”) with BNY Capital Markets, Inc. (“BNYCMI”), a subsidiary of The Bank of New York Mellon Corporation, providing for the acquisition by Broadpoint Capital of substantially all the customers of the Roseland, New Jersey based institutional fixed income division of BNYCMI and certain related assets, as well as the hiring by Broadpoint Capital of substantially all the employees of the division.  The aggregate consideration to be paid by Broadpoint Capital to BNYCMI for the purchased assets is expected to be approximately $850,000.  The Company is also expected to issue to the employees of the division who join Broadpoint Capital restricted stock or restricted stock units with respect to approximately 6.2 million shares of common stock of the Company, subject to vesting over five years, and to provide them with an opportunity to receive a share of the profits of the new Fixed Income Capital Markets Division of Broadpoint Capital in which they will be employed.

The purchase is expected to close on or before March 31, 2008, subject to receiving certain regulatory approvals, among other conditions.  The Asset Purchase Agreement also contains indemnification provisions subject to specified limitations as to time and amount.  The Asset Purchase Agreement may be terminated by either party if the purchase is not completed by June 30, 2008.  The Asset Purchase Agreement is filed as Exhibit 10.1 hereto.

See the press release dated January 30, 2008, which is attached as Exhibit 99.1 hereto, for additional information.

Item 7.01.                                 Regulation FD Disclosure.

On January 30, 2008, we issued a press release announcing that the Company and its subsidiary, Broadpoint Capital, Inc. entered into an agreement to acquire certain assets and customer accounts and to hire the employees of the New Jersey based institutional fixed income division of BNY Capital Markets, Inc., a subsidiary of The Bank of New York Mellon Corporation.

Item 9.01.                                 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

10.1	–	Asset Purchase Agreement, dated as of January 30, 2008, among Broadpoint Securities Group, Inc., Broadpoint Capital, Inc. and BNY Capital Markets, Inc.

99.1	–	Press Release issued by Broadpoint Securities Group, Inc. dated January 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADPOINT SECURITIES GROUP, INC.

By:	/s/ C. Brian Coad
C. Brian Coad
Chief Financial Officer

Dated: January 30, 2008